Exhibit (g)(19) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K
APPENDIX B
Series of the Trust

The Huntington Funds

Huntington Dividend Capture Fund
Huntington Fixed Income Securities Fund
Huntington Growth Fund
Huntington Income Equity Fund
Huntington Intermediate Government Income Fund
Huntington International Equity Fund
Huntington Macro 100 Fund
Huntington Mid Corp America Fund
Huntington Money Market Fund
Huntington Mortgage Securities Fund
Huntington New Economy Fund
Huntington Ohio Municipal Money Market Fund
Huntington Ohio Tax-Free Fund
Huntington Real Strategies Fund
Huntington Rotating Markets Fund
Huntington Short/Intermediate Fixed Income Securities Fund
Huntington Situs Fund
Huntington Tax-Free Money Market Fund
Huntington Technical Opportunities Fund
Huntington U.S. Treasury Money Market Fund
Huntington Balanced Allocation Fund
Huntington Conservative Allocation Fund
Huntington Growth Allocation Fund
Huntington VA Balanced Fund
Huntington VA Dividend Capture Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA International Equity Fund
Huntington VA Macro 100 Fund
Huntington VA Mid Corp America Fund
Huntington VA Mortgage Securities Fund
Huntington VA New Economy Fund
Huntington VA Real Strategies Fund
Huntington VA Rotating Markets Fund
Huntington VA Situs Fund

This Appendix B, amended and restated as of July 29, 2009, is hereby incorporated and made part of the Custodian Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.

Witness the due execution hereof this 29th day of July, 2009.

THE HUNTINGTON FUNDS	THE HUNTINGTON NATIONAL BANK
(i) By: /s/ Eric McKenzie	(ii) By: /s/ Dan Luke
Name: Eric McKenzie	Name: Dan Luke
Title: Vice President	Title: Vice President